Exhibit 23.8

CONSENT TO BE NAMED AS A NOMINEE FOR DIRECTOR

OF

PRODUCT SHIPPING LIMITED

I hereby consent to being named as a director nominee of Product Shipping Limited, a Marshall Islands corporation in the Registration Statement on Form F-1 of Product Shipping Limited (including the prospectus contained therein), and all subsequent amendments and post-effective amendments or supplements thereto, filed with the U.S. Securities and exchange Commission.

Dated: August 11, 2014

/s/ Apostolos Kontoyannis

Name: Apostolos Kontoyannis